Exhibit 10.1

HYPERSCALE DATA, Inc.

Forbearance Agreement on

10% OID Convertible Promissory Note

This forbearance agreement (the “Agreement”), dated as December 10, 2024, on the 10% OID Convertible Promissory Note dated July 19, 2024, as previously amended (the “Note”), issued to Esousa Group Holdings LLC (“Esousa”) by Hyperscale Data, Inc. (formerly, Ault Alliance, Inc.) (“HDI”). All capitalized terms in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Note.

WHEREAS, the Note matured on October 19, 2024.

WHEREAS, after October 19, 2024 and through December 10, 2024 (and continuing after this Agreement until the Note is repaid in full), the Note accrued interest at the default rate of eighteen percent (18%) per annum.

WHEREAS, as of December 3, 2024, the total outstanding Principal Amount owed on the Note was Five Million Sixteen Thousand Five Hundred Twelve Dollars and Thirty-Two Cents ($5,016,512.32), representing Four Million Seven Hundred Thirty Thousand Dollars ($4,730,000.00) of Principal and Two Hundred Eighty-Six Thousand Five Hundred Twelve Dollars and Thirty-Two Cents ($286,512.32) of accrued but unpaid interest.

WHEREAS, HDI previously agreed to pay Esousa a forbearance fee, effective as of October 19, 2024, of Five Hundred Thousand Dollars ($500,000.00) (the “Forbearance Fee”), for Esousa agreeing to not foreclose on and declare the Note in Default, which Forbearance Fee was never evidenced in writing.

WHEREAS, as of December 3, 2024, the accrued but unpaid interest on the Forbearance Fee would have been Eleven Thousand Ninety-Five Dollars and Eighty-Nine Cents ($11,095.89) (the “Forbearance Interest”).

WHEREAS, as of October 19, 2024, the Conversion Price of the Note was $5.867, which reflects the one-for-thirty-five (1:35) reverse stock split by HDI, effective November 22, 2024.

WHEREAS, as of December 2, 2024, the closing stock price of the Common Stock was $5.47 per share, reflecting a decrease of $0.397 per share from the Conversion Price.

WHEREAS, as a result of the decline in the price of the Common Stock after the reverse stock split, the value of the shares issuable to Esousa upon conversion of the Note declined by Three Hundred Thirty-Nine Thousand Two Hundred Eleven Dollars and Twenty-Two Cents ($339,211.22) (the “True-Up Amount”).

WHEREAS, HDI has agreed to pay Esousa a forbearance extension fee of Five Hundred Two Thousand Seven Hundred Sixty Dollars and Eight-Two Cents ($502,760.82) (the “Extension Fee”), representing ten percent (10%) of the total Principal Amount due under the Note as of December 3, 2024, presuming that the Forbearance Fee had been paid as of October 19, 2024.

WHEREAS, HDI has agreed to issue Esousa a convertible promissory note, in the form attached hereto as Exhibit A (the “Forbearance Note”), in the amount of Eight Hundred Fifty-Three Thousand Sixty-Seven Dollars and Ninety-Three Cents ($853,067.93), representing the Extension Fee, the Forbearance Interest and the True-Up Amount.

WHEREAS, as consideration for the issuance of the Forbearance Note, Esousa has agreed to further forbear on the Note, to not foreclose on or declare the Note in Default until December 31, 2024 (the “Forbearance”).

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1.       HDI hereby issues the Forbearance Note to Esousa.

2.       For agreeing to enter into this Agreement and issue the Forbearance Note, Esousa agrees to the Forbearance.

3.       Notwithstanding the date of execution hereunder, this Agreement shall be deemed effective as of October 19, 2024, and Esousa confirms and acknowledges that no Event of Default occurred under the Note as a result of any lapse of time between October 19, 2024 and the date of execution of this Agreement.

4.       This Agreement shall be binding on the Holder and all of its successors, heirs, personal representatives and assigns and permitted transferees.

5.       Except as amended hereby, the Note shall remain unmodified and is hereby ratified in all respects.

6.       This Agreement may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Agreed this 10th day of December, 2024.

HYPERSCALE DATA, INC.		ESOUSA GROUP HOLDINGS LLC

By:		By:
	Milton C. Ault, III		Michael Wachs
	Executive Chairman		Managing Member

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